Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2017

Second Quarter Highlights:

•	Second quarter 2017 pre-tax loss of $425 million reflects improved operating results compared to the pre-tax loss of $678 million in the year-ago quarter
•

Net loss was $449 million, or $1.46 per common share, compared with a net loss of $392 million, or $1.29 per common share, in the second quarter of 2016, reflecting a lower effective tax rate in 2017 from the required change in deferred tax accounting

•	Oil and gas production exceeded guidance; total production was 294,000 barrels of oil equivalent per day (boepd), excluding Libya; Bakken production was 108,000 boepd
•

Sanctioned the first phase of development for the Liza Field, one of the industry’s largest oil discoveries of the past decade, located on the Stabroek Block offshore Guyana (Hess 30 percent); first oil expected by 2020

•

Successfully completed Liza-4 well; the recently announced Payara-2 well confirms a second giant oil field in Guyana and increases the Payara gross discovered recoverable resources to approximately 500 million barrels of oil equivalent (boe); gross discovered recoverable resources for the Stabroek Block now estimated between 2.25 billion and 2.75 billion boe (Hess 30 percent)

•	Announced an agreement to sell our interests in enhanced oil recovery assets in the Permian Basin for total consideration of $600 million
•

Hess Midstream Partners LP sold common units representing limited partner interests in an initial public offering for net proceeds of $365.5 million, of which $175 million was distributed to Hess Corporation

•	E&P capital and exploratory expenditures were $528 million for the quarter and $921 million for the first half of 2017
•	Cash and cash equivalents were $2.5 billion at June 30, 2017; $2.7 billion at December 31, 2016

2017 Revised Full Year Guidance:

•

Net production guidance, excluding Libya, increased to 305,000 to 310,000 boepd, the upper end of previous guidance, even with the loss of 8,000 boepd of production associated with the sale of our enhanced oil recovery assets in the Permian Basin scheduled to close August 1st

•	E&P capital and exploratory expenditures are projected to be $2.15 billion, down from original guidance of $2.25 billion

NEW YORK, July 26, 2017 — Hess Corporation (NYSE: HES) today reported a net loss of $449 million, or $1.46 per common share, in the second quarter of 2017 compared with a net loss of

$392 million, or $1.29 per common share, in the second quarter of 2016, reflecting a lower effective tax rate in 2017 from the required change in deferred tax accounting.  Our loss before income taxes was $425 million in the second quarter of 2017, compared with a loss before income taxes of $678 million in the prior-year quarter.  The improved second quarter 2017 pre-tax results reflect higher realized crude oil selling prices and lower operating costs and exploration expenses that were partially offset by lower sales volumes.  On an adjusted basis, second quarter 2016 adjusted loss was $335 million, or $1.10 per common share.

“Our company delivered strong operational performance and achieved a number of major strategic milestones in the quarter,” Chief Executive Officer John Hess said. “We continue to take steps to reinforce our outstanding value-driven growth outlook and drive improving returns and lower capital and operating costs across our portfolio.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(354)	$(328)	$(587)	$(781)
Midstream	16	11	34	27
Corporate, Interest and Other	(111)	(75)	(220)	(147)
Net income (loss) attributable to Hess Corporation	$(449)	$(392)	$(773)	$(901)

Net income (loss) per common share (diluted) (a)	$(1.46)	$(1.29)	$(2.53)	$(3.00)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$(354)	$(271)	$(587)	$(724)
Midstream	16	11	34	27
Corporate, Interest and Other	(111)	(75)	(220)	(147)
Adjusted net income (loss) attributable to Hess Corporation	$(449)	$(335)	$(773)	$(844)

Adjusted net income (loss) per common share (diluted) (a)	$(1.46)	$(1.10)	$(2.53)	$(2.81)

Weighted average number of shares (diluted)	314.4	313.2	314.2	306.5
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability summarized on page 5.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 6.

Exploration and Production:

The Exploration and Production net loss in the second quarter of 2017 was $354 million, compared to a net loss of $328 million in the second quarter of 2016.  On an adjusted basis, second quarter 2016 net loss was $271 million.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $45.95 per barrel in the second quarter of 2017, up from $41.95 per barrel in the year-ago quarter.  The average realized natural gas liquids selling price in the second quarter of 2017 was $14.85 per barrel, versus $9.03 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.19 per mcf, compared with $3.58 per mcf in the second quarter of 2016.

Net production, excluding Libya, was 294,000 boepd in the second quarter of 2017, compared to 313,000 boepd in the prior-year quarter.  Lower volumes were due to a reduced drilling program across our portfolio, natural field declines, and planned shut-downs in the Gulf of Mexico.  Net production in Libya, which recommenced in the fourth quarter of 2016, was 6,000 boepd in the second quarter of 2017.

Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $14.68 per boe in the second quarter, down 8 percent from $15.91 per boe in the prior-year quarter.  Second quarter 2017 results included a charge of $15 million related to crude oil hedge ineffectiveness.  The E&P effective tax rate, excluding Libya, was a benefit of 8 percent in the second quarter of 2017, down from a benefit of 47 percent, excluding special items, in the second quarter of 2016.  Commencing in 2017, we do not recognize deferred tax benefit or expense in the U.S., Denmark (hydrocarbon tax only), and Malaysia until deferred tax assets are re-established in these jurisdictions.  This financial reporting requirement has no cash flow or economic impact.

Operational Highlights for the Second Quarter of 2017:

Bakken (Onshore U.S.):  Net production from the Bakken averaged 108,000 boepd, compared to 106,000 boepd in the prior-year quarter.  The Corporation operated an average of four rigs in the second quarter, drilling 23 wells and bringing 13 new wells online.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 51,000 boepd, compared to 54,000 boepd in the prior-year quarter, primarily reflecting lower production as a result of planned shut-downs, partially offset by higher production at the Tubular Bells Field.  At the Stampede development (Hess operated - 25 percent), the tension leg platform (TLP) was installed in the field and hook-up activities commenced.  One well has been drilled and completed, and completion operations are underway on the second and third wells.  First production from the field is expected in the first half of 2018.

North Malay Basin Full-field Development (Offshore Malaysia):  At the North Malay Basin project (Hess operated - 50 percent), hook-up of the topsides for the central processing platform was completed in the quarter and first production of natural gas commenced in mid-July with commissioning activities ongoing.  The field is expected to ramp up net production to approximately 165 million cubic feet per day during the third quarter.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), operated by Esso Exploration and Production Guyana Limited, the partners sanctioned the first phase of the Liza Field development.  This phase is expected to have a gross capital cost of approximately $3.2 billion for drilling and subsea infrastructure and will develop approximately 450 million barrels of oil, with first production expected by 2020.  The Corporation’s net share of development costs is forecast to be approximately $955 million, of which $110 million is already included in our 2017 capital and exploratory budget.  Of the remaining net development costs, approximately $250 million is expected in 2018 and approximately $330 million in 2019, with the balance expected in 2020 and 2021.

In June, the operator confirmed positive results from the Liza-4 well that encountered more than 197 feet of high-quality, oil-bearing sandstone reservoirs.  On July 25th, the operator announced the successful Payara-2 well, which encountered 59 feet of high-quality, oil bearing sandstone reservoirs and confirms a second giant field containing gross discovered recoverable resources of approximately 500 million boe.  Gross discovered recoverable resources for the Stabroek Block are now estimated to be 2.25 billion to 2.75 billion barrels of oil equivalent.

Midstream:

The Midstream segment, which is comprised primarily of our 50/50 midstream joint venture, Hess Infrastructure Partners (HIP), had net income of $16 million in the second quarter of 2017, compared to $11 million in the prior-year quarter.

In April, Hess Midstream Partners LP (the “Partnership”) successfully sold common units representing limited partner interests in an initial public offering for net proceeds of $365.5 million, of which $175 million was distributed to the Corporation.  The Partnership owns an approximate 20 percent controlling interest in the operating assets that comprise HIP, while HIP retains ownership of the remaining 80 percent.  The public unit holders own a 30.5 percent limited partner interest in the Partnership.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $528 million in the second quarter of 2017, up from $484 million in the prior-year quarter, primarily reflecting increased drilling activity (Bakken, Stampede and Norway), partially offset by lower exploration activity and a reduction in development expenditures at North Malay Basin.

Liquidity:

Net cash provided by operating activities was $165 million in the second quarter of 2017, compared to $197 million in the second quarter of 2016.  Net cash provided by operating activities before changes in working capital was $332 million in the second quarter of 2017, up from $257 million in the year-ago quarter.  Changes in working capital during the second quarter of 2017 included non-recurring cash outflows totaling approximately $130 million related to crude oil provided to Dakota Access Pipeline as line fill, termination payments for an offshore drilling rig, premiums on crude oil hedging contracts, and prepayments for frac sand in North Dakota.

At June 30, 2017, the Corporation had cash and cash equivalents of $2,492 million and total debt, excluding the Midstream segment, of $6,035 million.  The Corporation’s debt to capitalization ratio was 30.9 percent at June 30, 2017 and 30.4 percent at December 31, 2016.

In August, the Corporation expects to complete the sale of its enhanced oil recovery assets in the Permian Basin for total consideration of $600 million.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Exploration and Production	$—	$(57)	$—	$(57)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	—
Total items affecting comparability of earnings between periods	$—	$(57)	$—	$(57)

Second quarter 2016 Exploration and Production results included after-tax charges totaling $74 million ($119 million pre-tax) associated with dry-hole costs for a well completed in the prior year and termination of a drilling rig contract, partially offset by an after-tax gain of $17 million ($27 million pre-tax) related to the sale of undeveloped acreage, onshore United States.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Net income (loss) attributable to Hess Corporation	$(449)	$(392)	$(773)	$(901)
Less: Total items affecting comparability of earnings between periods	—	(57)	—	(57)
Adjusted net income (loss) attributable to Hess Corporation	$(449)	$(335)	$(773)	$(844)

The following table reconciles reported net cash provided by (used in) operating activities to cash provided by operating activities before changes in operating assets and liabilities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Cash provided by operating activities before changes in operating assets and liabilities	$332	$257	$775	$405
Changes in operating assets and liabilities	(167)	(60)	(261)	(268)
Net cash provided by (used in) operating activities	$165	$197	$514	$137

Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by operating activities before changes in operating assets and liabilities” is defined as Cash provided by operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) as well as a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources. Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,216	$1,224	$1,277
Other, net	12	45	(2)
Total revenues and non-operating income	1,228	1,269	1,275

Costs and expenses
Cost of products sold (excluding items shown separately below)	272	277	219
Operating costs and expenses	375	455	359
Production and severance taxes	30	28	31
Exploration expenses, including dry holes and lease impairment	53	199	58
General and administrative expenses	100	106	96
Interest expense	82	85	84
Depreciation, depletion and amortization	741	797	737
Total costs and expenses	1,653	1,947	1,584

Income (loss) before income taxes	(425)	(678)	(309)
Provision (benefit) for income taxes	(8)	(305)	(13)
Net income (loss)	(417)	(373)	(296)
Less: Net income (loss) attributable to noncontrolling interests	32	19	28
Net income (loss) attributable to Hess Corporation	(449)	(392)	(324)

Less: Preferred stock dividends	11	12	12
Net income (loss) applicable to Hess Corporation common stockholders	$(460)	$(404)	$(336)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2017	2016
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,493	$2,197
Other, net	10	65
Total revenues and non-operating income	2,503	2,262

Costs and expenses
Cost of products sold (excluding items shown separately below)	491	466
Operating costs and expenses	734	891
Production and severance taxes	61	47
Exploration expenses, including dry holes and lease impairment	111	331
General and administrative expenses	196	204
Interest expense	166	170
Depreciation, depletion and amortization	1,478	1,665
Total costs and expenses	3,237	3,774

Income (loss) before income taxes	(734)	(1,512)
Provision (benefit) for income taxes	(21)	(651)
Net income (loss)	(713)	(861)
Less: Net income (loss) attributable to noncontrolling interests	60	40
Net income (loss) attributable to Hess Corporation	(773)	(901)

Less: Preferred stock dividends	23	18
Net income (loss) applicable to Hess Corporation common stockholders	$(796)	$(919)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	June 30,	December 31,
	2017	2016
Balance Sheet Information

Cash and cash equivalents	$2,492	$2,732
Other current assets	1,778	1,544
Property, plant and equipment – net	22,793	23,595
Other long-term assets	735	750
Total assets	$27,798	$28,621

Current maturities of long-term debt	$121	$112
Other current liabilities	1,997	2,139
Long-term debt	6,612	6,694
Other long-term liabilities	3,990	4,085
Total equity excluding other comprehensive income (loss)	15,298	16,238
Accumulated other comprehensive income (loss)	(1,518)	(1,704)
Noncontrolling interests	1,298	1,057
Total liabilities and equity	$27,798	$28,621

	June 30,	December 31,
	2017	2016
Total Debt

Hess	$6,035	$6,073
Midstream (a)	698	733
Hess Consolidated	$6,733	$6,806

(a)  Midstream debt is non-recourse to Hess Corporation.

	June 30,	December 31,
	2017	2016
Debt to Capitalization Ratio

Hess Consolidated	30.9%	30.4%

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(417)	$(373)	$(296)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	—	(27)	—
Depreciation, depletion and amortization	741	797	737
Exploratory dry hole costs	—	133	—
Exploration lease and other impairment	8	15	7
Stock compensation expense	22	22	22
Provision (benefit) for deferred income taxes and other tax accruals	(22)	(310)	(27)
Cash provided by operating activities before changes in operating assets and liabilities	332	257	443
Changes in operating assets and liabilities	(167)	(60)	(94)
Net cash provided by (used in) operating activities	165	197	349

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(446)	(547)	(340)
Additions to property, plant and equipment - Midstream	(34)	(68)	(50)
Proceeds from asset sales	79	80	100
Other, net	—	8	—
Net cash provided by (used in) investing activities	(401)	(527)	(290)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(1)	(25)	5
Debt with maturities of greater than 90 days
Borrowings	—	—	—
Repayments	(51)	(18)	(26)
Proceeds from issuance of Hess Midstream Partnership units	366	—	—
Cash dividends paid	(90)	(89)	(92)
Noncontrolling interests, net	(175)	—	—
Other, net	(7)	—	8
Net cash provided by (used in) financing activities	42	(132)	(105)

Net Increase (Decrease) in Cash and Cash Equivalents	(194)	(462)	(46)
Cash and Cash Equivalents at Beginning of Period	2,686	3,557	2,732
Cash and Cash Equivalents at End of Period	$2,492	$3,095	$2,686

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(503)	$(501)	$(370)
Increase (decrease) in related liabilities	23	(114)	(20)
Additions to property, plant and equipment	$(480)	$(615)	$(390)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2017	2016
Cash Flow Information

Cash flows From Operating Activities
Net income (loss)	$(713)	$(861)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	—	(27)
Depreciation, depletion and amortization	1,478	1,665
Exploratory dry hole costs	—	218
Exploration lease and other impairment	15	24
Stock compensation expense	44	47
Provision (benefit) for deferred income taxes and other tax accruals	(49)	(661)
Cash provided by operating activities before changes in operating assets and liabilities	775	405
Changes in operating assets and liabilities	(261)	(268)
Net cash provided by (used in) operating activities	514	137

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(786)	(1,114)
Additions to property, plant and equipment - Midstream	(84)	(121)
Proceeds from asset sales	179	80
Other, net	—	15
Net cash provided by (used in) investing activities	(691)	(1,140)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	4	(20)
Debt with maturities of greater than 90 days
Borrowings	—	—
Repayments	(77)	(35)
Proceeds from issuance of Hess Midstream Partnership units	366	—
Proceeds from issuance of preferred stock	—	557
Proceeds from issuance of common stock	—	1,087
Cash dividends paid	(182)	(169)
Noncontrolling interests, net	(175)	—
Other, net	1	(38)
Net cash provided by (used in) financing activities	(63)	1,382

Net Increase (Decrease) in Cash and Cash Equivalents	(240)	379
Cash and Cash Equivalents at Beginning of Year	2,732	2,716
Cash and Cash Equivalents at End of Period	$2,492	$3,095

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(873)	$(1,041)
Increase (decrease) in related liabilities	3	(194)
Additions to property, plant and equipment	$(870)	$(1,235)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$148	$88	$90
Other Onshore	9	21	8
Total Onshore	157	109	98
Offshore	191	168	158
Total United States	348	277	256
Europe	42	14	15
Africa	11	—	6
Asia and other	127	193	116
E&P Capital and exploratory expenditures	$528	$484	$393

Total exploration expenses charged to income included above	$45	$51	$51

Midstream Capital expenditures	$20	$68	$28

	Six Months Ended June 30,
	2017	2016
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$238	$204
Other Onshore	17	42
Total Onshore	255	246
Offshore	349	373
Total United States	604	619
Europe	57	62
Africa	17	3
Asia and other	243	343
E&P Capital and exploratory expenditures	$921	$1,027

Total exploration expenses charged to income included above	$96	$90

Midstream Capital expenditures	$48	$104

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$837		$376		$1,213
Other, net	(5)		11		6
Total revenues and non-operating income	832		387		1,219

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	283		8		291
Operating costs and expenses	171		146		317
Production and severance taxes	29		1		30
Midstream tariffs	135		—		135
Exploration expenses, including dry holes and lease impairment	29		24		53
General and administrative expenses	50		3		53
Depreciation, depletion and amortization	484		224		708
Total costs and expenses	1,181		406		1,587

Results of operations before income taxes	(349)		(19)		(368)
Provision (benefit) for income taxes	(9)		(5)		(14)
Net income (loss) attributable to Hess Corporation	$(340)	(b)	$(14)	(c)	$(354)

	Second Quarter 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$750		$472		$1,222
Other, net	22		15		37
Total revenues and non-operating income	772		487		1,259

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	238		57		295
Operating costs and expenses	221		179		400
Production and severance taxes	27		1		28
Midstream tariffs	113		—		113
Exploration expenses, including dry holes and lease impairment	164		35		199
General and administrative expenses	54		6		60
Depreciation, depletion and amortization	492		273		765
Total costs and expenses	1,309		551		1,860

Results of operations before income taxes	(537)		(64)		(601)
Provision (benefit) for income taxes	(203)		(70)		(273)
Net income (loss) attributable to Hess Corporation	$(334)		$6		$(328)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized gains of $1 million and unrealized losses of $7 million.

(c)   After-tax results from crude oil hedging activities amounted to realized gains of $3 million and unrealized losses of $8 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Quarter 2017
Income Statement	United States	International		Total

Total revenues and non-operating income
Sales and other operating revenues	$922	$353		$1,275
Other, net	(5)	—		(5)
Total revenues and non-operating income	917	353		1,270

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	295	(53)		242
Operating costs and expenses	174	135		309
Production and severance taxes	31	—		31
Midstream tariffs	124	—		124
Exploration expenses, including dry holes and lease impairment	22	36		58
General and administrative expenses	51	5		56
Depreciation, depletion and amortization	445	258		703
Total costs and expenses	1,142	381		1,523

Results of operations before income taxes	(225)	(28)		(253)
Provision (benefit) for income taxes	(14)	(6)		(20)
Net income (loss) attributable to Hess Corporation	$(211)	$(22)	(b)	$(233)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized losses of $1 million and unrealized gains of $1 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,759		$729		$2,488
Other, net	(10)		11		1
Total revenues and non-operating income	1,749		740		2,489

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	578		(45)		533
Operating costs and expenses	345		281		626
Production and severance taxes	60		1		61
Midstream tariffs	259		—		259
Exploration expenses, including dry holes and lease impairment	51		60		111
General and administrative expenses	101		8		109
Depreciation, depletion and amortization	929		482		1,411
Total costs and expenses	2,323		787		3,110

Results of operations before income taxes	(574)		(47)		(621)
Provision (benefit) for income taxes	(23)		(11)		(34)
Net income (loss) attributable to Hess Corporation	$(551)	(b)	$(36)	(c)	$(587)

	Six Months Ended June 30, 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,347		$846		$2,193
Other, net	28		19		47
Total revenues and non-operating income	1,375		865		2,240

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	430		69		499
Operating costs and expenses	435		349		784
Production and severance taxes	44		3		47
Midstream tariffs	231		—		231
Exploration expenses, including dry holes and lease impairment	272		59		331
General and administrative expenses	104		11		115
Depreciation, depletion and amortization	1,024		578		1,602
Total costs and expenses	2,540		1,069		3,609

Results of operations before income taxes	(1,165)		(204)		(1,369)
Provision (benefit) for income taxes	(445)		(143)		(588)
Net income (loss) attributable to Hess Corporation	$(720)		$(61)		$(781)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized gains of $1 million and unrealized losses of $7 million.

(c)   After-tax results from crude oil hedging activities amounted to realized gains of $2 million and unrealized losses of $7 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	68	69	67
Other Onshore	9	8	8
Total Onshore	77	77	75
Offshore	38	41	47
Total United States	115	118	122

Europe	28	26	31
Africa (a)	32	33	35
Asia	2	2	2
Total	177	179	190

Natural gas liquids - barrels
United States
Bakken	29	27	23
Other Onshore	8	12	10
Total Onshore	37	39	33
Offshore	4	4	6
Total United States	41	43	39

Europe	1	1	1
Total	42	44	40

Natural gas - mcf
United States
Bakken	66	59	53
Other Onshore	99	134	106
Total Onshore	165	193	159
Offshore	51	52	75
Total United States	216	245	234

Europe	33	40	38
Asia	238	254	212
Total	487	539	484

Barrels of oil equivalent	300	313	311

(a)  Production from Libya recommenced in the fourth quarter of 2016.  Production was 6,000 barrels of oil per day (bopd) in the second quarter of 2017 and 4,000 bopd in the first quarter of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Six Months Ended June 30,
	2017	2016
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	68	71
Other Onshore	8	9
Total Onshore	76	80
Offshore	43	46
Total United States	119	126

Europe	30	30
Africa (a)	33	35
Asia	2	2
Total	184	193

Natural gas liquids - barrels
United States
Bakken	26	27
Other Onshore	9	12
Total Onshore	35	39
Offshore	5	5
Total United States	40	44

Europe	1	1
Total	41	45

Natural gas - mcf
United States
Bakken	59	63
Other Onshore	103	134
Total Onshore	162	197
Offshore	63	63
Total United States	225	260

Europe	36	43
Asia	225	252
Total	486	555

Barrels of oil equivalent	306	331

(a)  Production from Libya recommenced in the fourth quarter of 2016.  Production was 5,000 bopd in the first six months of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Sales Volumes Per Day (in thousands)

Crude oil - barrels	174	198	175
Natural gas liquids - barrels	42	44	40
Natural gas - mcf	487	539	484
Barrels of oil equivalent	297	332	296

Sales Volumes (in thousands)

Crude oil - barrels	15,757	18,053	15,744
Natural gas liquids - barrels	3,848	3,968	3,623
Natural gas - mcf	44,390	48,998	43,544
Barrels of oil equivalent	27,003	30,187	26,624

	Six Months Ended June 30,
	2017	2016
Sales Volumes Per Day (in thousands)

Crude oil - barrels	174	206
Natural gas liquids - barrels	41	45
Natural gas - mcf	486	555
Barrels of oil equivalent	296	344

Sales Volumes (in thousands)

Crude oil - barrels	31,501	37,502
Natural gas liquids - barrels	7,471	8,222
Natural gas - mcf	87,934	100,968
Barrels of oil equivalent	53,628	62,552

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$43.83	$39.96	$46.47
Offshore	44.60	40.15	47.18
Total United States	44.09	40.02	46.74
Europe	50.27	45.28	54.04
Africa	48.81	44.66	51.25
Asia	41.95	38.96	54.70
Worldwide	45.95	41.95	48.58

Crude oil - per barrel (excluding hedging)
United States
Onshore	$43.72	$39.96	$46.47
Offshore	44.60	40.15	47.18
Total United States	44.01	40.02	46.74
Europe	49.72	45.28	54.18
Africa	48.40	44.66	51.37
Asia	41.95	38.96	54.70
Worldwide	45.74	41.95	48.61

Natural gas liquids - per barrel
United States
Onshore	$14.25	$8.34	$18.07
Offshore	18.47	13.52	20.55
Total United States	14.64	8.84	18.43
Europe	23.95	19.23	28.06
Worldwide	14.85	9.03	18.71

Natural gas - per mcf
United States
Onshore	$2.20	$1.30	$2.32
Offshore	2.29	1.50	2.40
Total United States	2.22	1.34	2.35
Europe	4.22	3.74	3.99
Asia	3.93	5.70	4.01
Worldwide	3.19	3.58	3.20

The following is a summary of the Corporation’s commodity hedging program:

	Brent	West Texas Intermediate
Outstanding Hedging Contracts – Oil Price Collars
Q3 and Q4 average barrels of oil per day	20,000	60,000
Ceiling price	$75	$70
Floor price	$55	$50
End date	December 31, 2017	December 31, 2017

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Six Months Ended June 30,
	2017	2016
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$45.13	$33.22
Offshore	46.01	32.84
Total United States	45.45	33.08
Europe	52.01	37.39
Africa	49.84	38.31
Asia	52.55	39.11
Worldwide	47.25	34.97

Crude oil - per barrel (excluding hedging)
United States
Onshore	$45.07	$33.22
Offshore	46.01	32.84
Total United States	45.41	33.08
Europe	51.78	37.39
Africa	49.66	38.31
Asia	52.55	39.11
Worldwide	47.16	34.97

Natural gas liquids - per barrel
United States
Onshore	$16.04	$7.59
Offshore	19.70	11.34
Total United States	16.47	8.00
Europe	26.19	17.40
Worldwide	16.72	8.21

Natural gas - per mcf
United States
Onshore	$2.26	$1.25
Offshore	2.35	1.48
Total United States	2.28	1.31
Europe	4.10	4.19
Asia	3.96	5.64
Worldwide	3.20	3.50